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                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    This Amended and Restated Employment Agreement (this "Agreement") is entered into this 25th day of June, 1996, by and between W. Audie Long ("Employee"), U. S. Long Distance Corp., a Delaware corporation (the "Company"), and Billing Information Concepts Corp., a Delaware corporation ("Billing"). Subject to the condition set forth below, this Agreement is to be effective as of the distribution of the common stock of Billing to holders of the Company's common stock ("Distribution Date"). Since the effectiveness of this Agreement, is expressly contingent upon the spinoff of Billing through its distribution to the Company's stockholders, if such condition precedent does not occur as anticipated by the parties hereto, this Agreement will be void AB INITIO, and the prior Amended and Restated Employment Agreement will remain in full force and effect.

                                     WITNESSETH:

    WHEREAS, the Company and Employee are parties to an Amended and Restated Employment Agreement dated effective January 14, 1994 (the "Prior Agreement"); and

    WHEREAS, in anticipation of, but coincident with the spinoff of Billing, the Company, Billing and Employee desire to amend and restate the terms of such employment so as to clarify the ongoing terms of Employee's employment with the Company, potential future employment with Billing and each party's duties and obligations to the other following a spinoff of Billing;

    NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and expressly contingent upon the closing of the spinoff of Billing through the Distribution Date, the Prior Agreement is hereby amended and restated in its entirety to read as follows:


                                      ARTICLE I
                                        DUTIES

    1.1 DUTIES. During the term of this Agreement, subject to Employee's right to transfer his employment to Billing at the expiration of the initial one-year term of this Agreement as set forth in Section 2.2, the Company agrees to employ Employee as General Counsel, Senior Vice President and Secretary of the Company, and Employee agrees to serve the Company in such capacities or in such other capacities (subject to Employee's termination rights under Section 4.2) as the Board of Directors of the Company may direct, all upon the terms and subject to the conditions set forth in this Agreement.

    1.2 EXTENT OF DUTIES. Employee shall devote substantially all of his business

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time, energy and skill to the affairs of the Company as the Company, acting through its Board of Directors, shall reasonably deem necessary to discharge Employee's duties in such capacities. Employee may participate in social, civic, charitable, religious, business, education or professional associations, so long as such participation would not materially detract from Employee's ability to perform his duties under this Agreement. Employee shall not engage in any other business activity during the term of this Agreement without the prior written consent of the Company, other than the passive management of employee's personal investments or activities which would not materially detract from Employee's ability to perform his duties under this Agreement.

                                      ARTICLE II
                                  TERM OF EMPLOYMENT

    2.1 GENERAL TERM OF EMPLOYMENT. The term of this Agreement shall commence on the Distribution Date and continue for a period of one year. The term of this Agreement shall be automatically extended on each one year anniversary of this Agreement for an additional one-year term unless, at least 30 days prior to the end of the then effective one-year term, the Company shall give Employee written notice of its election to terminate this Agreement as of the end of the then effective one-year term. In the event the Company elects to so terminate this Agreement, the Company shall pay Employee, within 15 days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) one times' his then effective annual base salary under Section 3.1 hereof and shall continue Employee's medical, health and disability benefits for two years from such termination. Payment of such sums and continuation of such medical benefits by the Company shall constitute Employee's full severance pay and the Company shall have no further obligation to Employee arising out of such termination. This
Agreement is also subject to earlier termination as hereinafter provided.

    2.2 SUBSEQUENT TERM OF EMPLOYMENT. Notwithstanding the preceding provisions of section 2.1, Employee may, at his sole discretion, at least 30 days prior to the end of the initial one-year term of this Agreement provide written notice to the Company of his election to transfer his employment to Billing at the end of the one-year term as Senior Vice President, General Counsel and Secretary of Billing at an annual salary of $160,000. Said employment with Billing, if so elected by Employee shall be under the identical terms and conditions of his employment with the Company set forth herein, substituting Billing for the Company for all obligations hereunder. In addition, Billing shall honor Employee's tenure of employment with Employer for all of Billing's Employee benefit programs.

                                     ARTICLE III
                                     COMPENSATION

    3.1  ANNUAL BASE COMPENSATION.  As compensation for services rendered under

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this Agreement, Employee shall be entitled to receive from Company an annual base salary of $150,000 (before standard deductions) during the first year of this Agreement. Employee's annual base salary shall be subject to review and adjustment by the Compensation Committee of the Company (the "Compensation Committee") on an annual basis, provided that any such adjustment shall not result in a reduction in Employee's annual base salary below $150,000 without Employee's consent. Employee's annual base salary shall be payable at regular intervals in accordance with the prevailing practice and policy of the Company. In addition, upon the Distribution Date Employee shall be entitled to a payment of $240,000 (before standard deductions).

    3.2 INCENTIVE BONUS. As additional compensation for services rendered under this Agreement, the Compensation Committee may, in its sole discretion and without any obligation to do so, declare that Employee shall be entitled to an annual incentive bonus (whether payable in cash, stock, stock rights or other property) as the Compensation Committee shall determine. If any such bonus is declared, the bonus shall be payable in accordance with the terms prescribed by the Compensation Committee.

    3.3 VESTING AND ADJUSTMENT OF OPTIONS. All currently outstanding stock options granted by the Company and held by Employee shall become fully vested and exercisable pursuant to the Agreement Regarding Vesting and Adjustment of Stock Options attached hereto as EXHIBIT A, upon the Distribution Date, all as set forth in EXHIBIT A. In addition, all currently outstanding stock options granted by Company and held by Employee prior to the Distribution Date shall be adjusted in exercise price and/or number of options granted in order to prevent any diminution in value of those options as a result of the Distribution Date, taking into consideration options granted under a stock option plan established by Billing. Company shall, prior to the Distribution Date cause Billing to establish a stock option plan and to grant options to Employee so as to ratably provide options to purchase Billing common stock ratably with Employee's option to purchase shares of the Company's stock. Such determinations to be made by Company and Billing shall be taken in good faith so as to prevent any diminution in value of those options previously granted to Employee to purchase the Company's stock and allowing for Employee's ability to participate in future stock appreciation of Billing consistent with the opportunity to participate in that appreciation existing prior to the Distribution Date.

    3.4 OTHER BENEFITS. Employee shall, in addition to the compensation provided for in Sections 3.1 and 3.2 above, be entitled to the following additional benefits:

         (a) MEDICAL, HEALTH AND DISABILITY BENEFITS. Employee shall be entitled to receive all of the medical, health and disability benefits that may, from time to time, be provided by the Company to its executive officers.

         (b) OTHER BENEFITS. Employee shall also be entitled to receive any other benefits provided by the Company to all employees of Company as a group, or all

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                                                                        Page 4

executive officers of the Company as a group, including any profit sharing, 401(k) or retirement benefits.

         (c) VACATION PAY. Employee shall be entitled to an annual vacation as determined in accordance with the prevailing practice and policy of the Company.

         (d) HOLIDAYS. Employee shall be entitled to holidays in accordance with the prevailing practice and policy of the Company.

         (e) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all expenses reasonably incurred by Employee on behalf of the Company in accordance with the prevailing practice and policy of the Company.

         (f) AUTOMOBILE. Employee shall have the right to continue to use the Mitsubishi and shall have an option, exercisable within 90 days of termination, to purchase such automobile at its net book value as shown on the Company's records as of the date of termination.

         (g) APARTMENT. Employer agrees to continue, at its expense, to provide to Employee the apartment at Oak Well Farms.


                                      ARTICLE IV
                                     TERMINATION

    4.1 TERMINATION BY THE COMPANY WITHOUT CAUSE. Subject to the provisions of this Section 4.1, this Agreement may be terminated by the Company without cause upon 30 days prior written notice thereof given to Employee. In the event of termination pursuant to this Section 4.1 during the initial one year term of this Agreement, Employee shall immediately transfer his employment to Billing under the terms and conditions set forth in Section 2.2, and no severance payment or benefits of any kind shall be payable as a result of Employee's employment being transferred to Billing except as set forth herein. In the event of termination pursuant to this Section 4.1 subsequent to the end of the initial one year term, (a) the Company shall pay Employee, within 15 days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) one times his then effective annual base salary under Section 3.1 hereof, (b) Employee shall be entitled to all benefits under
Section 3.4 hereof, through the expiration of the two year term then in effect, to the extent continuation of such benefits is not prohibited by application state and/or federal law, and (c) any outstanding stock options to acquire shares of the Company's common stock held by Employee not already fully vested and exercisable pursuant to the Agreement Regarding Vesting and Adjustment of Stock Options attached hereto as EXHIBIT A, shall become fully vested and exercisable. Payment of such sum by the Company and two years continuation of benefits provided under Section 3.4 shall constitute Employee's full severance pay and the Company shall have no further obligation to Employee arising out of such termination.

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    4.2  VOLUNTARY TERMINATION BY EMPLOYEE FOR GOOD REASON.  Employee may at
any time voluntarily terminate his employment for "good reason" (as defined below). In the event of such voluntary termination for "good reason," (a) the Company shall pay Employee, within 15 days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) one times his then effective annual base salary under Section 3.1 hereof, (b) the Company shall provide the continued benefit coverage described in Section 4.1, and (c) any outstanding stock options to acquire shares of the Company's common stock held by Employee not already fully vested and exercisable pursuant to the Agreement Regarding Vesting and Adjustment of Stock Options attached hereto as EXHIBIT A, shall become fully vested and exercisable.

         For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

         (a) Removal from the offices Employee holds on the date of this Agreement or a material reduction in Employee's authority or responsibility, including, without limitation, involuntary removal from the Board of Directors, but not including termination of Employee for "cause," as defined below;

         (b)  Relocation of the Company's headquarters from Bexar County,
              Texas;

         (c)  A reduction in the Employee's then effective base salary under
              Section 3.1; or

         (d) The Company otherwise commits a material breach of this Agreement.

    4.3. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement at any time if such termination is for "cause" (as defined below), by delivering to Employee written notice describing the cause of termination 30 days before the effective date of such termination and by granting Employee at least 30 days to cure the cause. In the event the employment of Employee is terminated for "cause," Employee shall be entitled only to the base salary earned PRO RATA to the date of such termination with no entitlement to any base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company). Except as otherwise provided in this Agreement, the determination of whether Employee shall be terminated for "cause" shall be made by the Board of Directors of the Company, in the reasonable exercise of its business judgment, and shall be limited to the occurrence of the following events:

         (a) Conviction of or a plea of NOLO CONTENDERE to the charge of a felony (which, through lapse of time or otherwise, is not subject to appeal);

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         (b)  Willful refusal without proper legal cause to perform, or gross negligence in performing, Employee's duties and responsibilities;

         (c) Material breach of fiduciary duty to the Company through the misappropriation of Company funds or property; or

         (d) The unauthorized absence of Employee from work (other than for sick leave or disability) for a period of 30 working days or more during any period of 45 working days during the term of this Agreement.

    4.4 TERMINATION UPON DEATH OR PERMANENT DISABILITY. In the event that Employee dies, this Agreement shall terminate upon the Employee's death. Likewise, if the Employee becomes unable to perform the essential functions of the position, with or without reasonable accommodation, on account of illness, disability, or other reason whatsoever for a period of more than six consecutive or nonconsecutive months in any twelve-month period, this Agreement shall terminate effective upon such incapacity, and Employee (or his legal representatives) shall be entitled only to the base salary earned PRO RATA to the date of such termination with no entitlement to any base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company).

    4.5 VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at any time upon delivering 30 days' written notice of resignation to the Company. In the event of such voluntary termination other than for "good reason" (as defined above), Employee shall be entitled to his base salary earned PRO RATA to the date of his resignation, but no base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company). On or after the date the Company receives notice of Employee's resignation, the Company may, at its option, pay Employee his base salary through the effective date of his resignation and terminate his employment immediately.

    4.6  TERMINATION FOLLOWING CHANGE OF CONTROL.

         (a) Notwithstanding anything to the contrary contained herein, should Employee at any time within 12 months of the occurrence of a "change of control" (as defined below) cease to be an employee of the Company (or its successor), by reason of (i) termination by the Company (or its successor) other than for "cause" (following a change of control, "cause" shall be limited to the conviction of or a plea of NOLO CONTENDERE to the charge of a felony which, through lapse of time or otherwise, is not subject to appeal), or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property) or (ii) voluntary termination by Employee for "good reason upon change of control" (as defined below), then in any such event, (1) the Company shall pay Employee, within 45 days of the severance of

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                                                                        Page 7

employment described in this Section 4.6, a lump-sum payment equal to (without discounting to present value) one times his then effective base salary under Section 3.1 hereof, and (2) certain outstanding stock options held by Employee shall become fully vested and exercisable pursuant to the Agreement Regarding Vesting of Stock Options attached hereto as EXHIBIT A. In addition, Company shall continue all benefits under Section 3.4 hereof, through the expiration of the two year term then in effect, to the extent continuation of such benefits is not prohibited by applicable state and/or federal law.

         (b) Employee shall also be entitled to an additional payment, to the extent all payments to Employee (whether pursuant to this Agreement or any other agreement whatsoever) in connection with a change of control as defined in this
Section 4.6 do not exceed in aggregate, the maximum amount that could be paid to Employee, without triggering an excess parachute payment under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the resulting excise tax under Section 4999 of the Code, (referred to herein as the "maximum payment amount") equal to an amount, which when added to the amounts payable to the Employee under paragraph (a) equals the maximum payment amount; it being the express intention of the parties that Employee in all cases (whether through this Agreement or any other agreement whatsoever) receive the maximum payment amount in connection with a change of control without creating an excess parachute payment. If such a payment is required under this paragraph (b) in addition to the amounts set forth in paragraph (a) above, it shall be paid at the time and in the manner set forth under paragraph (a) above.

         (c)  In determining the amount to be paid to Employee under this
Section 4.6, as well as the limitation determined under Section 280G of the Code, (i) no portion of the total payments which Employee has waived in writing prior to the date of the payment of benefits under this Agreement will be taken into account, (ii) no portion of the total payments which nationally recognized tax counsel (whether through consultation or retention of any actuary, consultant or other expert), selected by the Company's independent auditors and acceptable to Employee, (referred to herein as "Tax Counsel") determines not to constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code will be taken into account, (iii) no portion of the total payments which Tax Counsel determines to be reasonable compensation for services rendered within the meaning of Section 280G(b)(4) of the Code will be taken into account, and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the total payments will be determined by the Company's independent auditors in accordance with Sections 280G(d)(3) and (iv) of the Code.

         (d) As used in this Section, voluntary termination by Employee for "good reason upon change of control" shall mean (i) removal of Employee from the offices Employee holds on the date of this Agreement, (ii) a material reduction in Employee's authority or responsibility, including, without limitation, involuntary removal from the Board of Directors, (iii) relocation of the Company's headquarters from Bexar County, Texas, (iv) a reduction in Employee's then effective base salary under Section

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                                                                       Page 8

3.1, or (v) the Company otherwise commits a breach of this Agreement.

         (e) As used in this Agreement, a "change of control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

         (f) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or any of its affiliates to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments or distributions being individually referred to herein as a "Payment," and any two or more of such payments or distributions being referred to herein as "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment or payments (individually referred to herein as a "Gross-Up Payment" and any two or more of such additional payments being referred to herein as "Gross-Up Payments") in an amount such that after payment by Employee of all taxes (as defined in paragraph (p) below) imposed upon the Gross-Up Payment, Employee retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         (g) Subject to the provisions of paragraph (h) through (n) below, any determination (individually, a "Determination") required to be made under this
Section 4.6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at the Company's expense, by Tax Counsel.

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Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to the Company and Employee within 15 business days of the termination of Employee's employment, if applicable, or such other time or times as is reasonably requested by the Company or Employee. If Tax Counsel makes the initial Determination that no Excise Tax is payable by Employee with respect to a Payment or Payments, it shall furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Employee shall have the right to dispute any Determination (a "Dispute") within 15 business days after delivery of Tax Counsel's opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at the Company's expense, be paid by the Company to Employee within five business days of Employee's receipt of such Determination. The existence of a Dispute shall not in any way affect Employee's right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon the Company and Employee, subject in all respects, however, to the provisions of paragraph (h) through (n) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made ("Underpayment"), and if upon any reasonable written request from Employee or the Company to Tax Counsel, or upon Tax Counsel's own initiative, Tax Counsel, at the Company's expense, thereafter determines that Employee is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at the Company's expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to Employee.

         (h) The Company shall defend, hold harmless, and indemnify Employee on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys', accountants', and experts' fees and expenses) with respect to any tax liability of Employee resulting from any Final Determination (as defined in paragraph (o) below) that any Payment is subject to the Excise Tax.

         (i) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by Employee against the Company under this paragraph (i) ("Claim"), including, but not limited to, a claim for indemnification of Employee by the Company under paragraph (h) above, then such party shall promptly notify the other party hereto in writing of such Claim ("Tax Claim Notice").

         (j) If a Claim is asserted against Employee ("Employee Claim"), Employee shall take or cause to be taken such action in connection with contesting such Employee Claim as the Company shall reasonably request in writing from time to

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                                                                       Page 10

time, including the retention of counsel and experts as are reasonably designated by the Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that the Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:

              (i) within 30 calendar days after the Company receives or delivers, as the case may be, the Tax Claim Notice relating to such Employee Claim (or such earlier date that any payment of the taxes claimed is due from Employee, but in no event sooner than five calendar days after the Company receives or delivers such Tax Claim Notice), the Company shall have notified Employee in writing ("Election Notice") that the Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that the Company elects to contest, and to control the defense or prosecution of, such Employee Claim at the Company's sole risk and sole cost and expense; and

              (ii) the Company shall have advanced to Employee on an interest-free basis, the total amount of the tax claimed in order for Employee, at the Company's request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of paragraph (l) below, sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a refund and the Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold Employee harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and

              (iii) the Company shall reimburse Employee for any and all costs and expenses resulting from any such request by the Company and shall indemnify and hold Employee harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

         (k) Subject to the provisions of paragraph (j) above, the Company shall have the right to defend or prosecute, at the sole cost, expense and risk of the Company, such Employee Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a Final Determination; PROVIDED, HOWEVER, that (i) the Company shall not, without Employee's prior written consent, enter into any compromise or settlement of such Employee Claim that would adversely affect Employee, (ii) any request from the Company to Employee regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of Employee with respect to which the contested issues involved in, and amount of, the Employee Claim relate is limited solely to such contested issues and amount, and (iii) the Company's control of any contest or

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                                                                       Page 11

proceeding shall be limited to issues with respect to the Employee Claim and Employee shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as the Company is diligently defending or prosecuting such Employee Claim, Employee shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such Employee Claim, and shall otherwise cooperate with the Company and its representatives in good faith in order to contest effectively such Employee Claim. The Company shall keep Employee informed of all developments and events relating to any such Employee Claim (including, without limitation, providing to Employee copies of all written materials pertaining to any such Employee Claim), and Employee or his authorized representatives shall be entitled, at Employee's expense, to participate in all conferences, meetings and proceedings relating to any such Employee Claim.

         (l) If, after actual receipt by Employee of an amount of a tax claimed (pursuant to an Employee Claim) that has been advanced by the Company pursuant to paragraph (j)(ii) above, the extent of the liability of the Company hereunder with respect to such tax claimed has been established by a Final Determination, Employee shall promptly pay or cause to be paid to the Company any refund actually received by, or actually credited to, Employee with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by the Company to Employee, whether under the provisions of this Agreement or otherwise. If, after the receipt by Employee of an amount advanced by the Company pursuant to paragraph (j)(ii) above, a determination is made by the Internal Revenue Service or other appropriate taxing authority that Employee shall not be entitled to any refund with respect to such tax claimed and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.

         (m) With respect to any Employee Claim, if the Company fails to deliver an Election Notice to Employee within the period provided in paragraph
(j)(i) above or, after delivery of such Election Notice, the Company fails to comply with the provisions of paragraph (j)(ii) above and (iii) and (k) above, then Employee shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of the Company, such Employee Claim. Employee shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by Employee, the Company shall cooperate, and shall cause its affiliates to cooperate, in good faith with Employee and his authorized representatives in order to contest effectively such Employee Claim. The Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Employee Claim controlled by Employee pursuant to this paragraph (m) and shall bear its own costs and expenses with respect thereto. In the case of any Employee Claim that is defended or prosecuted by Employee, Employee shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from the Company with respect to costs and expenses incurred by Employee in connection with such defense or prosecution.

         (n) In the case of any Employee Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this paragraph (n), the Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim that have not theretofore been paid by the Company to Employee, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by the Company to Employee, within ten calendar days after such Final Determination. In the case of any Employee Claim not covered by the preceding sentence, the Company shall pay, on a fully grossed-up after tax basis, to Employee in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Employee Claim at least ten calendar days before the date payment of such taxes is due from Employee, except where payment of such taxes is sooner required under the provisions of this paragraph (n), in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this paragraph (n) shall be made within the time and in the manner otherwise provided in this paragraph (n).

         (o) For purposes of this Agreement, the term "Final Determination" shall mean (i) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (ii) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (iii) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (iv) any final disposition by reason of the expiration of all applicable statutes of limitations.

         (p) For purposes of this Agreement, the terms "tax" and "taxes" mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.

         (q) For purposes of this Agreement, the terms "affiliate" and "affiliates" mean, when used with respect to any entity, individual, or other person, any other entity, individual, or other person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with such entity, individual or person. The term "control" and derivations thereof when used in the immediately preceding sentence means the ownership, directly or indirectly, of 50% or more of the voting securities of an entity or other person or possessing the power to direct or cause the direction of the management and policies of such entity or other person, whether through the ownership of voting securities, by contract or otherwise.

    (r) The Company shall defend, hold harmless, and indemnify Employee on a fully grossed-up after tax basis from and against any and all costs and expenses (including reasonable attorneys', accountants' and experts' fees and expenses) incurred by Employee from time to time as a result of any contest (regardless of the outcome) by the Company or others contesting the validity or enforcement of, or liability under, any term or provision of this Agreement, plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

    4.7 EXCLUSIVITY OF TERMINATION PROVISIONS. The termination provisions of this Agreement regarding the parties' respective obligations in the event Employee's employment is terminated, are intended to be exclusive and in lieu of any other rights or remedies to which Employee or the Company may otherwise be entitled at law, in equity or otherwise. It is also agreed that, although the personnel policies and fringe benefit programs of the Company may be unilaterally modified from time to time, the termination provisions of this Agreement are not subject to modification, whether orally, impliedly or in writing, unless any such modification is mutually agreed upon and signed by the parties.


                                      ARTICLE V
                     CONFIDENTIAL INFORMATION AND NONCOMPETITION

    5.1 NONDISCLOSURE. During the term of this Agreement and thereafter, Employee shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) confidential information, proprietary data or trade secrets of the Company (or any of its subsidiaries), including but not limited to customer, business planning or business strategy information, except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company (or any of its subsidiaries). All documents which Employee prepared or which may have been provided or made available to Employee in the course of work for the Company shall be deemed the exclusive property of the Company and shall remain in the Company's possession. Upon the termination of Employee's employment with the Company, regardless of the reason for such termination, Employee shall promptly deliver to the Company all materials of a confidential nature relating to the business of the Company (or any of its subsidiaries) which are within Employee's possession or control.

    5.2 NONCOMPETITION. The Company and Employee agree that the services rendered by Employee hereunder are unique and irreplaceable. For this reason and in consideration of the benefits of this Agreement, specifically including but not limited to applicable termination pay provisions, as well as confidential/proprietary/trade secret information provided to Employee, Employee hereby agrees that, during the term of this Agreement and for a period of eighteen months thereafter, he shall not (except in the course of his employment under this Agreement and in furtherance of the business of the Company (or any of its subsidiaries)) (i) engage in as principal, consultant or employee in any segment of a business of a company, partnership or firm ("Business Segment") that is directly competitive with any significant business of the Company in one of its major commercial or geographic markets or (ii) hold an interest (except as a holder of less than 5% interest in a publicly traded firm or mutual funds, or as a minority stockholder or unitholder in a form not publicly traded) in a company, partnership or firm with a Business Segment that is directly competitive, without the prior written consent of the Company.

    5.3 VALIDITY OF NONCOMPETITION. The foregoing provisions of Section 5.2 shall not be held invalid because of the scope of the territory covered, the actions restricted thereby, or the period of time such covenant is operative. Any judgment of a court of competent jurisdiction may define the maximum territory, the actions subject to and restricted by Section 5.2 and the period of time during which such agreement is enforceable.

    5.4 NONCOMPETITION COVENANTS INDEPENDENT. The covenants of the Employee contained in Section 5.2 will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by the Employee against the Company will not constitute a defense to the enforcement by the Company of said covenants. The Employee understands that the covenants contained in Section 5.2 are essential elements of the transaction contemplated by this Agreement and, but for the agreement of the Employee to Section 5.2, the Company would not have agreed to enter into such transaction. The Employee has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Section 5.2 and its provisions with specific regard to the nature of the business conducted by the Company and the Employee acknowledges that Section 5.2 and its provisions are reasonable in all respects.

    5.5 COOPERATION. In the event of termination, and regardless of the reason for such termination, Employee agrees to cooperate with the Company and its representatives by responding to questions, attending meetings, depositions, administrative proceedings and court hearings, executing documents and cooperating with the Company and its legal counsel with respect to issues, claims, litigation or administrative proceedings of which Employee has personal or corporate knowledge. Employee further agrees to maintain in strict confidence any information or knowledge Employee has regarding current or future claims, litigation or administrative proceedings involving the Company (or any of its subsidiaries). Employee agrees that any communication with a party adverse to the Company, or with a representative, agent or counsel for such adverse party, relating to any claim, litigation or administrative proceeding, shall be solely and exclusively through counsel for the Company.

    5.6 REMEDIES. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 5.1, 5.2 or 5.5, the Company shall be entitled to a temporary restraining order and an injunctive restraining the Employee from the commission of such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.


                                      ARTICLE VI
                                     ARBITRATION

    Except for the provisions of Sections 5.1, 5.2 and 5.5 dealing with issues of nondisclosure, noncompetition and cooperation, with respect to which the Company reserves the right to petition a court directly for injunction or other relief, any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or between the Employee, his heirs, executors, administrators, legal representatives, successors, and assigns and the Company and its affiliates, arising out of or related to the Employee's employment with the Company, any resignation from or termination of such employment and/or the terms and conditions of this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-15, as amended. Each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine such disputes, and if they should be unable to agree, then the two arbitrators shall chose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the "AAA") and, once chosen, the third arbitrator's decision shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its arbitrator and the fees and expenses of the third arbitrator shall be shared equally by the parties. The terms of the commercial arbitration rules of AAA shall apply except to the extent they conflict with the provisions of this paragraph. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings.


                                     ARTICLE VII
                                    MISCELLANEOUS

    7.1 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other agreements between the parties which may have related to the subject matter contained in this Agreement.

    7.2 MODIFICATION; AMENDMENT; WAIVER. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

    7.3 GOVERNING LAW; JURISDICTION. This Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the State of Texas.

    7.4 EMPLOYEE'S REPRESENTATIONS. Employee represents and warrants that he is free to enter in to this Agreement and to perform each of the terms and covenants of it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

    7.5 COMPANY'S REPRESENTATIONS. Company represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement and that its execution and performance of this Agreement is not a violation or breach of any other agreements between Company and any other person or entity. The Company represents and warrants that this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

    7.6 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    7.7 ASSIGNMENT. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that neither the Company nor Employee any assign any duties under this Agreement without the prior written consent of the other.

    7.8 LIMITATION. This Agreement shall not confer any right or impose any obligation on the Company to continue the employment of Employee in any capacity, or limit the right of the Company or Employee to terminate Employee's employment.

    7.9 ATTORNEYS' FEES AND COSTS. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement or any obligation owing thereunder, venue will be in Bexar County, Texas and the prevailing party shall be entitled to reasonable attorney's fees and all costs and expenses of suit, including, without limitation, expert and accountant fees, and such other relief which a court of competent jurisdiction may deem appropriate.

    7.10 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given in person or by either personal delivery, overnight delivery, or first class mail, certified or registered with return receipt requested, with postage or delivery charges prepaid, and shall be deemed to have been duly given when delivered personally, upon actual receipt, and on the next business day when sent via overnight delivery, or three days after mailing first class, certified or registered with return receipt requested, to the respective persons named below:

         If to the Company:  Corporate Secretary
                             U. S. Long Distance Corp.
                             9311 San Pedro
                             San Antonio, Texas  78216

         If to Billing:      Corporate Secretary
                             Billing Information Concepts Corp.
                             9311 San Pedro
                             San Antonio, Texas 78216

         If to the Employee: W. Audie Long
                             9311 San Pedro
                             San Antonio, Texas  78216

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year indicated above.

              COMPANY:       U. S. LONG DISTANCE CORP.


                             By   /S/ LARRY M. JAMES
                               ----------------------------------
                             Title   President & COO


              BILLING:       BILLING INFORMATION CONCEPTS CORP.


                             By   /S/ ALAN W. SALTZMAN
                               ----------------------------------
                             Title   President & COO


              EMPLOYEE:      /S/ AUDIE LONG
                             ------------------------------------
                             W. Audie Long

                           AGREEMENT REGARDING VESTING AND
                             ADJUSTMENT OF STOCK OPTIONS


    This Agreement is entered into on June 25, 1996, between W. Audie Long ("Employee"), U.S. Long Distance Corp., a Delaware corporation (the "Company"), and Billing Information Concepts Corp., a Delaware corporation ("Billing"), but effective as of the date of distribution of the common stock of Billing to holders of the Company's common stock (the "Distribution Date"). Since the effectiveness of this Agreement is expressly contingent on the spinoff of Billing through its distribution to the Company's stockholders, if such condition precedent does not occur as anticipated by the parties hereto, this Agreement will be void AB INITIO, and the prior agreement regarding vesting of stock options entered into between the parties will remain in full force and effect.

    WHEREAS, Employee has been granted and may hereafter be granted options under the Company's 1990 Employee Stock Option Plan (as amended from time to time, the "Option Plan") to acquire shares of common stock, $.01 par value, of the Company; and

    WHEREAS, Billing and Employee have entered into an Amended and Restated Employment Agreement on June 25, 1996 to be effective as of the Distribution Date (the "Employment Agreement"); and

    WHEREAS, as contemplated in the Employment Agreement, the parties desire that (i) options granted to Employee under the Option Plan ("Options") become fully exercisable by Employee upon the Distribution Date, (ii) Options granted prior to the Distribution Date be adjusted in exercise price and/or number, as may be appropriately determined by the Company in good faith, to prevent diminution in value of the Options granted to Employee prior to the Distribution Date as a result of the spinoff of Billing, taking into consideration options granted to Employee by a stock option plan to be established by Billing (the "Billing Option Plan"), and (iii) that all previously granted Options be exercisable until two years following the Distribution Date, notwithstanding any employment requirement otherwise required under the Option Plan; and

    WHEREAS, in consideration of Employee's efforts in increasing the value of Billing prior to the Distribution Date, and in order to prevent diminution in value of Options previously granted to Employee, Billing desires to establish the Billing Option Plan and to grant Employee options to purchase shares of Billing's common stock ("Billing Options") under terms and conditions substantially identical to Options previously granted to Employee by the Company (without an employment requirement limiting the exercise period, unless and until Employee becomes an employee of Billing), ratably adjusted in good faith by Billing to ensure that following the Distribution Date Employee will have Options and Billing Options which, taken in aggregate, provide that same economic benefit to Employee as Options previously granted to Employee prior to the Distribution Date;

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding any provisions to the contrary contained in resolutions granting or agreements governing Options heretofore granted to Employee under the Option Plan, conditioned expressly upon the distribution of the common stock of Billing to holders of the Company's common stock as of the Distribution Date, then, in any such event, immediately upon the Distribution Date, (i) all Options which have not lapsed shall become fully vested and exercisable (if not already vested and exercisable) by Employee for the remainder of the exercise period established under the Option Plan, or two years following the Distribution Date, whichever occurs later, (ii) the Company shall, in good faith, cause the Options to be adjusted in exercise price or number so as to prevent any diminution in the value of the Options as a result of the spinoff of Billing, taking into consideration options granted to Employee by a stock option plan to be established by Billing; and (iii) Billing shall cause to be granted to Employee Billing Options determined by Billing, in good faith, in such amount and at such exercise prices when, taken in aggregate with Options previously granted to Employee and as subsequently adjusted as provided herein, prevent any diminution in value of the Options previously granted to Employee prior to the Distribution Date as a result of the spinoff of Billing, such Billing Options to be exercisable at such time as originally provided for under the Option Plan, without regard to any employment requirement of the Employee at Billing (unless Employee transfers employment to Billing, in which case the employment requirement for exercise shall be applicable from that date forward).

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date indicated above.

         COMPANY:            U.S. LONG DISTANCE CORP.


                             By:  /S/ LARRY M. JAMES
                                ---------------------------------
                             Name:     Larry M. James


         BILLING:            BILLING INFORMATION CONCEPTS CORP.


                             By:  /S/ PARRIS H. HOLMES, JR.
                                ---------------------------------
                             Name:     Parris H. Holmes, Jr.





         EMPLOYEE:           /S/ AUDIE LONG
                             ------------------------------------
                             W. AUDIE LONG